EXHIBIT 10.01.2


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                                   Swank, Inc.
                                 90 Park Avenue
                            New York, New York 10016

                                               Effective as of October 30, 1995

Mr. Marshall Tulin
Paine Road
Hewlett, New York  11557

Dear Mr. Tulin:

     Reference is hereby made to the Agreement dated as of June 20, 1991 between Swank, Inc. (the "Corporation") and you concerning your employment by the Corporation as amended by letter agreements dated as of January 1, 1992 and September 1, 1993 between the Corporation and you (as amended, the "Existing Employment Agreement"). This letter will serve to confirm our agreement to amend the Existing Employment Agreement as of the date hereof as follows:

     1. Paragraph 1 of the Existing Employment Agreement is hereby deleted in its entirety and the following new paragraph is hereby inserted in its place:

          "1. The Corporation hereby agrees to employ Tulin and Tulin hereby agrees to accept such employment and to serve the Corporation as its chairman of the board for a term commencing on October 30, 1995 and ending on June 30, 1998."

     2. The words "incident to the position of chief executive officer" are hereby deleted from the first clause of Paragraph 2 of the Existing Employment Agreement and the following is hereby inserted in their place:

          ", consistent with the position of chairman of the board, as determined from time to time by the Board of Directors of the Corporation"

     3. This letter may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

     4. This letter shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles of conflicts or choice of law.

     5. Except as modified and amended by this letter, the Existing Employment Agreement (including, without limitation, Section 4 thereof, which provides, among other things, for the payment of a salary to Marshall Tulin at the rate of $360,000 per annum) shall remain and continue in full force and effect on and after the date hereof.



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     If the foregoing  correctly  sets forth our  understanding  and  agreement, kindly countersign this letter in the space provided below.

                                                Very truly yours,

                                                SWANK, INC.


                                                By:   /s/ Christopher F. Wolf
                                                      -----------------------
                                                Title: Chief Financial Officer

ACCEPTED AND AGREED:


/s/ Marshall Tulin
------------------
Marshall Tulin

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